                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                DEB SHOPS, INC.
                -----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                DEB SHOPS, INC.
                -----------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)  Title of each class of securities to which transaction applies:
    --------------------------------------------------------------

2)  Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------

4)   Proposed maximum aggregate value of transaction:
     ------------------------------------------------------------

5)   Total fee paid:
     ------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)   Amount previously paid:
     ------------------------------------------------------------

2)   Form, Schedule or Registration Statement no.:
     ------------------------------------------------------------

3)   Filing Party:
     ------------------------------------------------------------

4)   Date Filed:
     ------------------------------------------------------------

                                DEB SHOPS INC.

                 9401 Blue Grass Road, Philadelphia, PA 19114
                                (215) 676-6000

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 to be held on
                            Wednesday, May 27, 1998
                                 at 10:00 a.m.



TO THE SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Deb Shops, Inc., a Pennsylvania corporation, will be held on Wednesday, May 27, 1998 at 10:00 a.m. at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The purposes of the meeting are to:

          1. Elect six (6) directors to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors; and

          2. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         Information concerning such matters is set forth in the following Proxy Statement.

         April 10, 1998 is the Record Date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

         The accompanying form of Proxy is solicited by the Board of Directors of the Company. Even if you are planning to attend the Annual Meeting in person, please complete, date, sign and return the enclosed Proxy.

               By Order of the Board of Directors of the Company


         WARREN WEINER, Secretary                    MARVIN ROUNICK, President


Dated:  April 30, 1998

                                DEB SHOPS INC.

                 9401 Blue Grass Road, Philadelphia, PA 19114

                             --------------------
                                PROXY STATEMENT
                             --------------------


                 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

                                 MAY 27, 1998
                             --------------------



         This Proxy Statement is submitted with the attached Notice of Annual Meeting of Shareholders of Deb Shops, Inc. (the "Company") to be held on Wednesday, May 27, 1998 at 10:00 a.m., at the offices of the Company, 9401 Blue Grass Road, Philadelphia, Pennsylvania. The form of Proxy is enclosed. This Proxy Statement is first being sent or given to shareholders of the Company on or about April 30, 1998.


                             REVOCABILITY OF PROXY


         A Proxy executed in the form enclosed may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.


                        PERSONS MAKING THE SOLICITATION


         The accompanying Proxy is being solicited on behalf of the Board of Directors of the Company. In addition to mailing the proxy materials, solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or of its subsidiaries, none of whom will receive additional compensation in connection with such solicitation. The expense of the solicitation of Proxies for the Annual Meeting will be borne by the Company. The Company will request banks, brokers and other nominees to forward proxy materials to beneficial owners of Common Stock held by them, and will reimburse such banks, brokers and other nominees for their reasonable out-of-pocket expenses in doing so.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The holders of record of the Common Stock of the Company at the close of business on April 10, 1998 (the "Record Date") will be entitled to notice of and to vote on all matters presented for vote at the Annual Meeting. At the close of business on April 10, 1998, the total number of outstanding shares of Common Stock was 12,944,770 shares. Each share of Common Stock will be entitled to one vote on all business to come before the Annual Meeting on which a vote is taken. The presence, in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast is necessary for a quorum to be present at the Annual Meeting. The vote of at least a majority of the shareholders present, in person or by proxy, is required to elect each director.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information, as of April 10, 1998 (except as to Dimensional Fund Advisors, Inc.), regarding the shares of each class of equity securities of the Company owned by (i) each person who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director, (iii) the chief executive officer and each of the four other most highly compensated executive officers, and (iv) all directors and executive officers of the Company as a group.

                                                     Amount and
                                                      Nature of
Name and Address of                                  Beneficial                                            Percent
Beneficial Owner (1)                                 Ownership                Title of Class               of Class
--------------------                                -----------              ----------------              --------
Marvin Rounick (2)                                    3,849,656     (3)      Common Stock                  29.7%
9401 Blue Grass Road                                        230              Non-Voting Series A           50.0%
Philadelphia, PA 19114                                                       Preferred Stock

Judy Rounick                                            683,736     (4)      Common Stock                   5.3%
9401 Blue Grass Road
Philadelphia, PA 19114

Warren Weiner                                         2,700,264     (5)      Common Stock                  20.9%
9401 Blue Grass Road                                        230              Non-Voting Series A           50.0%
Philadelphia, PA 19114                                                       Preferred Stock

Penny Weiner                                          1,616,238     (6)      Common Stock                  12.5%
9401 Blue Grass Road
Philadelphia, PA 19114

Barry H. Frank                                        1,628,982     (7)      Common Stock                  12.6%
1735 Market Street
Philadelphia, PA 19103-7598

Robert Shein                                          1,629,882     (7)(8)   Common Stock                  12.6%
896 Roscommon Road
Bryn Mawr, PA 19010

                                     (2)

                                                     Amount and
                                                      Nature of
Name and Address of                                  Beneficial                                            Percent
Beneficial Owner (1)                                 Ownership                Title of Class               of Class
--------------------                                -----------              ----------------              --------

Jack A. Rounick (2)                                  1,318,158     (9)      Common Stock                   10.2%
3 Penn Court
325 Swede Street
Norristown, PA 19404

Stuart H. Savett                                       754,000     (10)     Common Stock                   5.8%
325 Chestnut Street
Suite 700
Philadelphia, PA 19106

Dimensional Fund Advisors Inc.                         675,200     (11)     Common Stock                   5.2%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Paul S. Bachow                                             -0-              Common Stock                   -0-

Barry H. Feinberg                                          -0-              Common Stock                   -0-

Allan Laufgraben                                        75,040     (12)     Common Stock                   Less than 1%

Barry Vesotsky                                          46,330     (12)     Common Stock                   Less than 1%

Stanley A. Uhr                                          16,990 (12)(13)     Common Stock                   Less than 1%

All Directors and                                    9,675,620     (14)     Common Stock                   74.8%
 Officers as a Group                                       460              Non-Voting Series A            100.0%
 (11 persons)                                                               Preferred Stock

---------------

(1) Addresses are included for beneficial owners of more than 5% of the Common Stock of the Company. Information as to certain of such shareholders has been derived from filings made with the Securities and Exchange Commission.

(2)  Marvin Rounick and Jack A. Rounick are brothers.

(3) Marvin Rounick has sole voting and dispositive power with respect to 3,165,920 shares of Common Stock (24.5% of the class), and shared voting and dispositive power with Judy Rounick, his wife, with respect to the remaining 683,736 shares of Common Stock (5.3% of the class). See note
     (4) below. The foregoing table does not include 750,000 shares of Common Stock (5.8% of the class) held by a trust of which Mr. Rounick is the sole beneficiary, but as to which neither Mr. nor Mrs. Rounick has voting or dispositive power. See notes (9) and (10) below.

(4) Judy Rounick has shared voting and dispositive power with Marvin Rounick, her husband, with respect to these shares. See note (3) above.


                                       [footnotes continued on following page]


                                     (3)

(5) Warren Weiner has sole voting and dispositive power with respect to 1,047,766 shares of Common Stock (8.1% of the class) and shared voting and dispositive power with Penny Weiner, his wife, with respect to 1,616,238 shares of Common Stock (12.5% of the class). See note (6) below. The table also includes 25,000 shares of Common Stock held by trusts for the benefit of Mr. Weiner's nephew and nieces, as to which Mr. Weiner has sole voting and dispositive power as trustee. The foregoing table does not include 605,504 shares of Common Stock (4.7% of the class) held by a trust of which Mr. Weiner is the sole beneficiary, or 1,023,478 shares of Common Stock (7.9% of the class) held by a trust of which Mrs. Weiner is the sole beneficiary, but as to which neither Mr. nor Mrs. Weiner has voting or dispositive power. See note (7) below. The table includes 11,260 shares of Common Stock to which Mr. Weiner may become entitled under the Company's Employee Savings and Protection Plan.

(6) Penny Weiner has shared voting and dispositive power with Warren Weiner, her husband, with respect to these shares. See note (5) above.

(7) Includes 1,628,982 shares held by trusts for the benefit of Mr. or Mrs. Warren Weiner, of which Messrs. Frank and Shein share voting and dispositive power as co-trustees. Messrs. Frank and Shein disclaim beneficial ownership of these shares.

(8) Includes 900 shares held by a child of Mr. Shein as to which he disclaims beneficial ownership.

(9) Jack A. Rounick has sole voting power with respect to 511,258 shares of Common Stock (3.9% of the class). Of these shares he has sole dispositive power with respect to 91,434 shares and shared dispositive power with Noreen Rounick, his wife, with respect to the remaining 419,824 shares.
     Mr. Rounick also has shared voting and dispositive power, with his wife, with respect to 56,900 shares of Common Stock included in the table. The table also includes 750,000 shares of Common Stock (5.8% of the class) held by a trust for the benefit of Marvin Rounick, in which Jack A. Rounick shares voting and dispositive power as a co-trustee with Stuart Savett;
     Mr. Rounick disclaims beneficial ownership of these shares.

(10) Includes 750,000 shares of Common Stock (5.8% of the class) held by a trust for the benefit of Marvin Rounick, in which Mr. Savett shares voting and dispositive power as a co-trustee with Jack A. Rounick; Mr. Savett disclaims beneficial ownership of such shares.

(11) The Company has been advised by Dimensional Fund Advisors, Inc. ("Dimensional"), that it is registered as an investment advisor under the Investment Advisors Act of 1940, and is deemed to have beneficial ownership of 675,200 shares of the Common Stock of the Company as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, in series of the DFA Investment Trust Company, a Delaware business trust, or in the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. The Company is further advised that Dimensional serves as investment manager as to all of the foregoing entities. Dimensional disclaims beneficial ownership of all such shares.

(12) Beneficial ownership has been determined pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and therefore, includes shares of common stock covered by options granted to officers pursuant to the Company's 1995 Incentive Stock Option Plan which are currently exercisable or exercisable within 60 days of April 10, 1998 as follows:
     Mr. Laufgraben--75,040 shares; Mr. Vesotsky--28,120 shares; Mr. Uhr--16,750 shares; Officers as a Group (5 persons)--154,910 shares.

(13) Includes 120 shares held by children of Mr. Uhr as to which he disclaims beneficial ownership.

(14) See prior footnotes.

                                     (4)

                             ELECTION OF DIRECTORS


         Six (6) directors will be elected to hold office subject to the provisions of the Company's By-Laws until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

         The following table sets forth the name, age, position with the Company and respective service dates of each person who has been nominated to be a director of the Company.


                                                                                                        Director
Name                                      Age                   Position with the Company               Since
----                                      ---                   -------------------------               -----
Marvin Rounick                             58       Director, President and Chief Executive Officer       1973

Warren Weiner                              54       Director, Executive Vice President, Secretary         1973
                                                    and Treasurer

Jack A. Rounick                            62       Director, Assistant Secretary                         1973

Paul S. Bachow                             47       Director                                              1989

Barry H. Feinberg                          52       Director                                              1989

Barry H. Frank                             59       Director                                              1989

         Marvin Rounick and Jack A. Rounick are brothers.

Principal Occupations of the Nominees to be Directors

         Marvin Rounick has been employed by the Company since 1961. Since 1979, he has served as the President and Chief Executive Officer.

         Warren Weiner was employed by the Company from 1965 until 1975. He rejoined the Company in January, 1982 as Executive Vice President, Secretary and Treasurer.

         Jack A. Rounick is Assistant Secretary of the Company. Since November, 1997, he has been counsel to the law firm of Wolf, Block, Schorr and Solis-Cohen, Norristown, Pennsylvania. From October, 1995 to November, 1997, he was engaged in the private practice of law in Norristown, Pennsylvania. From 1984 to 1993, Mr. Rounick was Vice President and General Counsel of Martin Lawrence Limited Editions, Inc., a public company engaged in the business of publishing and selling lithographs, paintings and other works of art on a wholesale basis and through company-owned art galleries. Mr. Rounick was also, from May 1992 to December 1995, President of THINK BIG!, Inc., Conshohocken, Pennsylvania, which sold oversized gift products.

         Paul S. Bachow has been, since December, 1985, President of Bachow and Associates, Inc. or its predecessor firms, Philadelphia, Pennsylvania, and affiliated companies, private companies engaged in the business of buying and operating manufacturing, distributing, communication and service companies. Mr. Bachow is also a director of Anadigics, Inc., Crusader Holding Corporation, and Innova Corporation, each of which is a company with a class of securities registered under the Securities Exchange Act of 1934, as amended.

                                     (5)

         Barry H. Feinberg has been, since January, 1992, President of Kaiser, Feinberg & Associates, Inc., Philadelphia, Pennsylvania, a marketing company. From July 1992 to October 1993, Mr. Feinberg was President of Nationwide Automotive, Inc., a retailer of automotive parts. Since 1991 Mr. Feinberg also has been an Adjunct Professor of Marketing at the Wharton School, University of Pennsylvania. Mr. Feinberg is also a director of Hippo Graphics, Inc., a company with a class of securities registered under the Securities Exchange Act of 1934, as amended.

         Barry H. Frank has been a partner in the law firm of Mesirov Gelman Jaffe Cramer & Jamieson, LLP, Philadelphia, Pennsylvania, general counsel to the Company, since May, 1987.

Meetings of The Board of Directors and Committees

         The Board of Directors holds formal meetings and also discusses matters on an informal basis. The Board held two meetings during the fiscal year ended January 31, 1998 and acted by written consent nine times during the year. The Company has no nominating committee. However, the Board has established an Audit Committee, a Stock Option Committee, a Compensation Committee, and an Employee Savings and Protection Plan Committee ("ESP Plan Committee"). Each director attended all meetings of the Board and of the Committees on which he served except Paul S. Bachow who attended fewer than 75% of such meetings.

         The Audit Committee consists of Paul S. Bachow, Barry H. Feinberg and Barry H. Frank. The function of the Audit Committee is to recommend to the Board the employment of the Company's independent auditors and to review with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope, and the competency of internal audit personnel. The Audit Committee held one meeting during the last fiscal year.

         The Stock Option Committee, consisting of Marvin Rounick, Warren Weiner and Jack A. Rounick, administers the Company's 1995 Incentive Stock Option Plan and determines the employees eligible to be granted stock options and the number of options to be granted. The Stock Option Committee also administers the Company's Restricted Stock Incentive Plan and determines the employees eligible to be granted common stock and the number of shares to be granted. The Stock Option Committee held one meeting during the last fiscal year.

         The Compensation Committee consists of Paul S. Bachow, Barry H. Feinberg and Barry H. Frank. The function of the Compensation Committee is to consider and make recommendations to the Board of Directors, at its request, with respect to appropriate levels of compensation for the President, Executive Vice President, and other officers and employees of the Company. The Compensation Committee held no meetings during the last fiscal year.

         The ESP Plan Committee, consisting of Marvin Rounick, Warren Weiner and Stanley A. Uhr, Esq., administers the Company's Employee Savings and Protection Plan ("ESP Plan"), a 401(k) plan under the Internal Revenue Code. The ESP Plan Committee held one meeting during the last fiscal year.

                                     (6)

         Directors of the Company, other than Directors who are also employees of the Company, receive $500 for each meeting of the Board of Directors and Committees of the Board attended, plus expenses.



                   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL
                              SHAREHOLDER RETURNS

         The following graph compares the cumulative total shareholder return for the last five fiscal years for the Company's Common Stock to the cumulative total returns of (i) the NASDAQ Stock Market (US Companies) and
(ii) the Dow Jones Retailers -- Specialty- Apparel Index.



 $300--------------------------------------------------------------------------



 $250--------------------------------------------------------------------------
                                                               @


 $200---------------------------------------------@----------------------------
                                                               $

                                      @
 $150--------------------------------------------------------------------------


               @          @                       $
 $100#@$-------------------------------$---------------------------------------
               $          $                                    #
               #
                           #                      #
 $ 50--------------------------------------------------------------------------
                                      #


   0---------------------------------------------------------------------------
 1/93        1/94        1/95        1/96        1/97        1/98


                     # DEB SHOPS, INC.
                     @ NASDAQ STOCK MARKET (U.S)
                     $ DOW JONES RETAILERS - APPAREL
-------------------------------------------------------------------------------

                                                                    Legend
                                                                    ------
                                                                               Fiscal Year Ended
==========                                                                     -----------------
Symbol   Index Description                              01/31/93    01/29/94   01/31/95   01/31/96     01/31/97   01/30/98
------   -----------------                              --------    --------   --------   --------     --------   --------
         DEB SHOPS, INC.                                    100         80         65          44          64         91
         Nasdaq Stock Market (US Companies)                 100        115        110         155          203        240
         Dow Jones Retailers - Specialty Apparel Index      100         93         83          97          116        189

Notes:
A. The lines represent annual index levels, assuming reinvestment of all dividends paid during the measurement period.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the annual interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to 100.0 on 01/31/93.
-------------------------------------------------------------------------------

                                     (7)

                            EXECUTIVE COMPENSATION

         The following information is furnished for the fiscal years ended January 31, 1998, 1997 and 1996, with respect to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the last fiscal year whose salary and bonus exceeded $100,000. The Summary Compensation Table includes amounts deferred at the officer's election.

                                                    Summary Compensation Table

                                                                                Long Term  Compensation
                                                                         -------------------------------------
                                           Annual Compensation                    Awards            Payouts
                                -------------------------------------    ----------------------  -------------
                                                                                      Number of
                       Fiscal                                Other                      Shares
                       Year                                  Annual     Restricted    Underlying                      All Other
Name and               Ended                             Compensation      Stock       Options/                      Compensation
Principal Position     1/31     Salary       Bonus            (1)         Award(s)      SARS      LTIP Payouts         (1)(2)
------------------     ------   ------       -----            ---         -------       ----      ------------         ------

Marvin Rounick         1998     $405,512       --          --              --            --             --               --
 President and         1997     $407,705       --          --              --            --             --               --
 Chief Executive       1996     $408,834       --          --              --            --             --               --
 Officer

Warren Weiner          1998     $297,816       --          --              --            --             --             $4,000
 Executive Vice        1997     $299,620       --          --              --            --             --             $3,750
 President,            1996     $300,194       --          --              --            --             --             $3,636
 Secretary, and
 Treasurer

Allan Laufgraben       1998     $250,016     $300,000      --              --            --             --             $4,000
 Senior Vice-          1997     $251,939       --          --              --            --             --               --
 President,            1996     $ 42,311       --          --              --        200,000            --               --
 Merchandising

Barry Vesotsky         1998     $150,004     $150,000      --              --         50,000            --             $3,556
 Vice President,       1997     $162,235       --          --              --            --             --             $3,750
 Merchandising         1996     $145,588     $ 17,000      --              --         50,000            --             $3,300

Stanley A. Uhr         1998     $104,000       --          --              --         30,000            --               --
 Vice President,       1997     $104,800       --          --              --            --             --               --
 Real Estate and       1996     $ 94,451     $ 10,000      --              --         30,000            --               --
 Corporate Counsel

--------------------

(1) The named executive officers received various personal benefits, the total value of which did not exceed for any fiscal year as to any such person the lesser of $50,000 or 10% of his annual salary and bonus.

(2) Consists of Company contributions to the ESP Plan for the account of the named executive subject to vesting by lapse of time.

Grant of Stock Options

         The following table sets forth information regarding grants of stock options made during the Company's fiscal year ended January 31, 1998 to each of the named executive officers pursuant to the Company's 1995 Incentive Stock Option Plan:

                                                                                                          Potential Realizable Value
                                                                                                          At Assumed Annual
                                                                                                          Rates of Stock Price
                                                                                                          Appreciation For
                                                           Individual Grants                              Option Term (1)
                                ----------------------------------------------------------------------    --------------------------
                                                    Percentage of Total
                                 Number of Shares   Options Granted to
                                Underlying Options    Employees in     Exercise Price
Name                                 Granted         in Fiscal Year     Per Share      Expiration Date          5%         10%
----                                 -------         --------------     ---------      ---------------          --         ---


Marvin Rounick                         N/A(2)              __ __           __ __         __ __                 __ __       __ __
Warren Weiner                          N/A(2)              __ __           __ __         __ __                 __ __       __ __
Allan Laufgraben                          0                __ __           __ __         __ __                 __ __       __ __
Barry Vesotsky                         50,000             30.30%           $6.00        1/8/2003              $82,800    $183,150
Stanley A. Uhr                         30,000             18.18%           $6.00        1/8/2003              $49,680    $109,890

--------------

(1) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) Mr. Rounick and Mr. Weiner do not participate in the Company's 1995 Incentive Stock Option Plan.


                                     (9)

Exercise of Stock Options

         The following table sets forth information regarding the exercise of stock options by each of the named executive officers of the Company during the fiscal year ended January 31, 1998, as well as the value of any unexercised options:


                     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
                     ---------------------------------------------------------------------------------
                                                           Total Number of Shares               Value of Unexercised
                                                     Underlying Unexercised Options at          In-the-Money Options
                                                              Fiscal Year End                  at Fiscal Year End (1)
                          Shares
                         Acquired        Value
        Name           On Exercise      Realized      Exercisable     Unexercisable     Exercisable      Unexercisable
        ----           -----------      --------      -----------     -------------     -----------      -------------
Marvin Rounick         N/A(2)           -- --            -- --             -- --            -- --              -- --
Warren Weiner          N/A(2)           -- --            -- --             -- --            -- --              -- --
Allan Laufgraben       -- --            -- --           100,000           100,000         $293,750           $293,750
Barry Vesotsky         -- --            -- --            50,000            50,000         $146,875             $9,375
Stanley A. Uhr         -- --            -- --            30,000            30,000          $88,125             $5,625

--------------
(1) Options are In-the-Money at the fiscal year end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option.

(2) Mr. Rounick and Mr. Weiner do not participate in the Company's 1995 Incentive Stock Option Plan.

Insurance

         In 1983, the Company purchased split dollar increasing whole life insurance policies providing $5,000,000 coverage for each of Marvin Rounick and Warren Weiner. In 1987, at the request of the insureds, the Company surrendered these policies, which had cash surrender values of $519,925 and $489,691, respectively, for two new whole life policies each in the amount of $20,000,000. One policy insures the joint lives of Marvin Rounick and his wife, and the other policy insures the joint lives of Warren Weiner and his wife. The cash surrender values of the prior policies were applied as prepaid premiums for the new policies. The policies are payable upon the death of the last to die of the executive and his spouse. No premiums were paid on these policies in the last fiscal year.

         Upon the death of an insured, or at such earlier date as the Company's interest in the policy may be terminated at the election of the Company or the owner of the policy, the Company will be entitled to receive from the death benefits or the cash surrender value, as the case may be, an amount equal to the greater of (i) all premiums paid by it directly or through loans on the policy, plus any remaining dividend credits, less any indebtedness to the insurance company incurred by the Company to pay premiums, or (ii) the amount of the cash surrender value of the policy. The balance of any death benefits will be paid to a certain Rounick family insurance trust or a certain Weiner family insurance trust, as the case may be, which are the owners and beneficiaries of the respective policies.

                                     (10)

Employment Contracts

         Messrs. Barry Vesotsky and Allan Laufgraben have written agreements with the Company which govern all or part of their compensation.

         The agreement with Mr. Laufgraben provides that Mr. Laufgraben will serve as the Company's Senior Vice President-Merchandising, will be paid a base salary of $250,000 per year, and will be entitled to receive a bonus with respect to fiscal years 1997, 1998, and 1999 equal to four percent (4%) of the increase in earnings before interest and taxes on a consolidated basis of the Company's apparel business for such fiscal year over the corresponding amount for the preceding fiscal year. Such bonus shall not exceed $300,000. Also pursuant to the agreement, Mr. Laufgraben was awarded the option to purchase up to 200,000 shares of the Common Stock of the Company.

         The agreement with Mr. Vesotsky provides that he is entitled to receive, in addition to his annual salary, a bonus with respect to fiscal years 1997, 1998, and 1999 equal to two percent (2%) of the increase in earnings before interest and taxes on a consolidated basis of the Company's apparel business for each such fiscal year over the corresponding amount for the preceding fiscal year. Such bonus shall not exceed $150,000.

Report on Executive Compensation

         The compensation of the President and Executive Vice President is set by the Board of Directors. The cash compensation of the other executive officers is set by the President, as authorized by the Board of Directors. The Stock Option Committee is authorized to make awards of incentive stock options under the Company's 1995 Incentive Stock Option Plan and of restricted stock under the Company's Restricted Stock Incentive Plan.

         In fiscal year 1998 the Board of Directors continued its previous practice of compensating the President/Chief Executive Officer and the Executive Vice President on the basis of fixed salaries, supplemented by various perquisites which are included as "salary" in the Summary Compensation Table above. Such compensation is considered by the Board to be appropriate for those positions, irrespective of the Company's performance. The compensation of those officers has not, therefore, increased materially in years of above-average Company performance and has not decreased materially in years of below-average performance. The President/Chief Executive Officer and the Executive Vice President, alone or together with spouses and various trusts and partnerships for family members, are principal shareholders of the Company and, in the Board's view, derive sufficient incentive to maximize Company performance through their status as shareholders without receiving incentive compensation in addition to, or as part of, their regular compensation. Accordingly, neither the President/Chief Executive Officer nor the Executive Vice President receive bonuses or participate in either of the Company's two plans referred to above.

         The other executive officers of the Company are principally compensated through fixed salaries except Messrs. Vesotsky and Laufgraben who received bonuses pursuant to their employment contracts as described above.


                                     (11)

         The foregoing report is submitted by the Board of Directors: Paul Bachow, Barry Feinberg, Barry Frank, Jack Rounick*, Marvin Rounick*, and Warren Weiner*.

----------------------
*Members of Stock Option Committee

                                     (12)

                         TRANSACTIONS WITH MANAGEMENT
                      AND CERTAIN BUSINESS RELATIONSHIPS


         The Company leases its warehouse and office facility (the "Facility") totaling approximately 280,000 square feet pursuant to a twenty year lease dated and effective June 15, 1982, as amended ("the Lease") from the Blue Grass Partnership ("Lessor"). The partners of the Lessor are Marvin Rounick, Warren Weiner, and Jack A. Rounick, and their respective spouses. Under the terms of the Lease, the Company must pay all maintenance, repairs, insurance, utilities, taxes, improvements and modifications to the Facility. During the fiscal year ended January 31, 1998, the Company accrued and paid a rental expense of $550,000 under the Lease.

         A loan in the amount of $500,000 from the Pennsylvania Industrial Development Authority ("PIDA") was made to the Lessor in December, 1984 to finance the Facility. The PIDA loan is payable over a 15 year term at an interest rate of 5% per annum. The Company has guaranteed the repayment of the PIDA loan. At January 31, 1998, the outstanding principal amount of the PIDA loan was approximately $86,500.

         The Company believes that the terms of these transactions, including the Lease, are fair, reasonable and consistent with the terms that would have been available to the Company if made with unaffiliated parties.

         In December 1994 the Company made a $95,000 loan to Lewis Lyons, its Vice President, Finance and Chief Financial Officer. The loan, which is unsecured and does not bear interest, had an unpaid balance of $23,500 as of January 31, 1998.

                                     (13)

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Based solely on a review of copies of Forms 3, 4, and 5 furnished to the Company under Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") or written representations from persons required to furnish to the Company copies of such Forms 3, 4, and 5 if filed with the Securities and Exchange Commission, the Company has determined that its directors, officers, and more than 10% shareholders filed when due all reports required by Section 16(a) of the Exchange Act during the fiscal year ended January 31, 1998.


                    RELATIONSHIPS WITH INDEPENDENT AUDITORS

         The firm of Arthur Andersen LLP was the Company's independent auditors for the fiscal year ended January 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions of shareholders.

         The Board of Directors selects, upon recommendation by the Audit Committee, the independent auditors for the Company. The Board has not yet selected the independent auditors for the current fiscal year.


                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING


         Any proposal of a shareholder intended to be presented at the Annual Meeting of Shareholders in 1999 must be received at the Company's principal executive offices no later than December 31, 1998.


                                   FORM 10-K


THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 9401 BLUE GRASS ROAD, PHILADELPHIA, PENNSYLVANIA 19114, ATTENTION: CORPORATE COUNSEL.

                                     (14)